SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2005

NEXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25247	95-4675095
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7625 Hamilton Park Drive, Suite 12, Chattanooga, Tennessee 37421

(Address of principal executive offices)

423-296-8213

(Registrant’s telephone number, including area code)

___________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

As reported in Item 2.03 of this Form 8-K, on July 20, 2005, Next, Inc. (the “Company”) executed and delivered to Next Investors, LLC (the “Payee”) the Promissory Note, a copy of which is included as Exhibit 10.1 to this Form 8-K.  Exhibit 10.1 as well as its description included in Item 2.03 of this Form 8-K are incorporated into this Item 1.01 by reference.

Item 2.03.

Creation of a Direct Financial Obligation.

On July 20, 2005, Next, Inc. (the “Company”) executed a promissory note (the “Promissory Note”) payable to Next Investors, LLC (the “Payee”) in the principal amount of $500,000 to be used for working capital purposes.  The Promissory Note bears interest at 7.25 percent per annum and has a maturity date of November 28, 2005, at which time a one-time payment of accumulated principal and interest in the amount of $513,109.58 becomes due and payable.   The Company has the right to prepay the Promissory Note prior to maturity without penalty.  If the Company defaults in the payment of the Promissory Note or in the performance of any obligation thereunder, and the default continues after the Payee gives the Company notice of the default and the time within which it must be cured, the Payee may declare the unpaid principal balance and earned interest on the Promissory Note immediately due and payable.

Item 9.01.

Financial Statements and Exhibits.

(c)

Exhibits:

10.1

Promissory Note dated as of July 20, 2005, by and between Next, Inc. and Next Investors, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT, INC.

Date:

July 20, 2005

By:  /s/ Charles L. Thompson

      Charles L. Thompson,

      Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Exhibit Description

10.1

Promissory Note dated as of July 20, 2005, by and between Next, Inc. and Next Investors, LLC.